SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2012

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5887 Copley Drive

San Diego, California 92111

(Address of Principal Executive Offices)

(858) 882-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 31, 2012, Leap Wireless International, Inc. (the “Company”) held a conference call with analysts and investors to discuss the matters disclosed in Item 8.01 below. A copy of the presentation slides from such call is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On May 31, 2012, the Company announced that it has entered into an agreement to purchase iPhones from Apple Inc. Under the agreement, the Company has agreed to a three-year minimum purchase commitment currently estimated to be approximately $900 million, with annual commitments during such period that increase moderately in the second and third years. The three-year commitment period begins upon the Company’s launch of sales of the iPhone, currently expected to occur on June 22, 2012. The actual amount that the Company purchases over the term of the commitment will depend on many factors, including customer acceptance and availability of current and future versions of the device and costs for the device.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Presentation dated May 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: May 31, 2012

	By:	/s/ Robert J. Irving, Jr.
Robert J. Irving, Jr.
Senior Vice President, General Counsel & Secretary

EXHIBITS

Exhibit No.	Description

99.1	Presentation dated May 31, 2012.

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